Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

Brand Engagement Network Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be paid
Secondary Offering
	Equity	Common Stock	457(c)	23,815,781	(1)	$5.81	(2)	$138,369,688	0.0001476	$20,423

	Equity	Private Placement Warrants exercisable for Common Stock (3)	Other (4)	6,126,010		—		—	—	—

	Equity	Common Stock underlying the Private Placement Warrants (5)	Other (6)	6,126,010		$11.61		$71,122,976	0.0001476	$10,498
	Equity	Common Stock underlying the Convertible Promissory Note(7)	457(c)	1,583,334		$5.81	(8)	$9,199,171	0.0001476	$1,358
	Equity	Common Stock underlying the Compensatory Warrants (9)	457(g)	54,019		$3.71	(10)	$200,411	0.0001476	$30
	Equity	Common Stock underlying the Reseller Warrant (11)	457(g)	33,750,000		$10.00	(10)	$37,500,000	0.0001476	$5,535

Primary Offering
	Equity	Common Stock underlying the Private Placement Warrants	Other (4)	6,126,010		—		—	—	—
	Equity	Common Stock underlying the Public Warrants (12)	457(g)	10,314,952		$11.50	(10)	$118,621,948	0.0001476	$17,509
	Equity	Common Stock underlying the Compensatory Warrants (13)	457(g)	756,274		$3.71	(10)	$2,805,777	0.0001476	$414
	Equity	Common Stock underlying the Compensatory Warrants (14)	457(g)	189,060		$0.38	(10)	$71,843	0.0001476	$11
	Equity	Common Stock issuable upon exercise of certain options(15)	457(g)	163,407		$3.71	(10)	$606,240	0.0001476	$90

	Total Offering Amounts							$378,498,054		$55,868

	Total Fees Previously Paid									$—

	Total Fee Offsets									$—

	Net Fee Due									$55,868

(1)	Consists of 26,238,957 shares of our Common Stock held by certain existing stockholders of the Company.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($6.36) and low ($5.25) prices of the shares of Common Stock on The Nasdaq Capital Market on April 8, 2024 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(3)	Represents 6,126,010 private placement warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $11.50.

(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933.

(5)	Represents 6,126,010 shares of Common Stock issuable upon the exercise of the Private Placement Warrants.

(6)

Pursuant to Rules 457(c) and 457(i) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (i) the sum of (A) $0.1130 (the average of the high ($0.1258) and low ($0.1001) prices for Public Warrants on Nasdaq on April 11, 2024 a date within five business days prior to the initial filing of this registration statement) and (B) $11.50, the exercise price of the Private Placement Warrants, resulting in a combined offering price per Private Placement Warrant of $11.61, multiplied by (ii) 6,126,010 Private Placement Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to Private Placement Warrants has been allocated to the Common Stock underlying Private Placement Warrants and those Common Stock are included in the registration fee.

(7)	Represents 1,583,334 shares of Common Stock issuable upon the conversion of the Convertible Promissory Note issued to J.V.B. Financial Group, LLC.

(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($6.36) and low ($5.25) prices of the shares of Common Stock on The Nasdaq Capital Market on April 8, 2024 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(9)	Represents 54,019 shares of Common Stock underlying the Compensatory Warrants, with each Compensatory Warrant exercisable for one share of Common Stock at an exercise of $3.71.

(10)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price.

(11)

Represents 3,750,000 shares of our Common Stock underlying warrants issued in connection with the Reseller Agreement, with each warrant exercisable for one share of Common Stock at an exercise price $10.00.

(12)	Represents 10,314,952 shares of Common Stock underlying the Public Warrants, with each Public Warrant exercisable for one share of Common Stock at an exercise of $11.50.

(13)

Represents 756,274 shares of Common Stock underlying the Compensatory Warrants, with each Compensatory Warrant exercisable for one share of Common Stock at an exercise of $3.71. Excludes 54,019 shares of Common Stock underlying certain compensatory warrants issued to James D. Henderson as no additional fee is payable pursuant to Rule 457(i).

(14)	Represents 189,060 shares of Common Stock underlying the Compensatory Warrants, with each Compensatory Warrant exercisable for one share of Common Stock at an exercise price of $0.38.

(15)	Represents 163,407 shares of our Common Stock issuable upon exercise of certain options of Brand Engagement Network Inc. held by parties not affiliated with Brand Engagement Network Inc.